UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         Monarch Casino & Resort, Inc.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Nevada                                       88-0300760
----------------------------------------------            --------------------
(State or other jurisdiction of incorporation                    (IRS Employer
or organization)                                           Identification No.)

 1175 W. Moana Lane, Suite 200, Reno, Nevada                     89509
----------------------------------------------           ---------------------
(Address of principal executive offices)                            (Zip code)

         Monarch Casino & Resort, Inc. 1993 Directors' Stock Option Plan
------------------------------------------------------------------------------
                           (Full title of the plan)

                                  Ben Farahi
                         1175 W. Moana Lane, Suite 200
                              Reno, Nevada 89509
------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (775) 825-3355
------------------------------------------------------------------------------
           (Telephone number, including area code, of agent for service)

                                   Copies to:
                                Michael J. Bonner
                        Kummer Kaempfer Bonner & Renshaw
                      3800 Howard Hughes Parkway, 7th Floor
                            Las Vegas, Nevada 89109
                                 (702) 792-7000

                       CALCULATION OF REGISTRATION FEE

                                                   Proposed             Proposed
                                                   maximum              maximum          Amount of
   Title of each class of      Amount to be        offering            aggregate
Registration
Securities to be registered    Registered(1)   price per share(2)  offering price(2)       Fee
--------------------------------------------------------------------------------------------------
--
Common Stock, $0.01 par value   75,000 shares      $8.5039              $637,796          $58.68

(1) Represents the maximum number of shares which may be distributed pursuant to this Registration Statement.
(2) Computed pursuant to Rule 457(h) solely for purposes of determining the registration fee, based upon $4.08, the weighted average exercise price for the options outstanding to purchase 38,000 shares of the Registrant's common stock, and $11.10, the closing price of the Registrant's common stock as reported on the Nasdaq National Market System on March 25, 2002.


                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION.*


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION.*

     * The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following material previously filed by Monarch Casino & Resort, Inc. (the "Company" or "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the annual period ended December 31, 2001
     2. The Company's Proxy Statement for the Annual Meeting of Stockholders held June 6, 2001.
     3. The description of the Common Stock of the Company contained in the Registration Statement on Form 8-A filed on July 15, 1993 and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Company's common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Item 4 is not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Item 5 is not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's 1993 Employee Stock Option Plan (the "Plan") is administered by at least two directors appointed to the compensation committee by the company's board of directors. As such, the members of the committee are entitled to indemnification and reimbursement as a director of the Company to the full extent allowable under its governing instruments and applicable law.

     Sections 78.7502 and 78.751 of the Nevada Revised Statutes provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article IX of our articles of incorporation provides for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by Sections 78.7502 and 78.751 of the Nevada Revised Statutes.

     Even though indemnification for liabilities arising under the Securities Act may be provided to certain directors and officers pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Item 7 is not applicable.

ITEM 8. EXHIBITS

Exhibit Number  Description
--------------  ------------
4.01............Form of Common Stock Certificate is incorporated herein by reference to the Company's Form S-1 registration statement (SEC File 33-64556), Part II, Item 16, Exhibit 4.01.
5.01............Opinion of Kummer Kaempfer Bonner & Renshaw regarding the legality of the securities being registered.
10.01...........Amended and Restated Monarch Resort & Casino, Inc. 1993
                Directors' Stock Option Plan incorporated herein by reference to the Company's Form 10-K report (SEC File 0-22088) for the fiscal year ended December 31, 1998, Item 14(c), Exhibit 4.02.
23.01...........Consent of Arthur Andersen, LLP.
23.02...........Consent of Kummer Kaempfer Bonner & Renshaw (included in
                Exhibit 5.01).
24.01...........Power of Attorney (included on page 6).


ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.
         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement for the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
               (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on March 27, 2002.

                                      Monarch Casino & Resort, Inc.

                                      By: /S/ BEN FARAHI
                                      ------------------
                                      Ben Farahi
                                      Co-Chairman of the Board of Directors,
                                      Secretary, Treasurer and Chief Financial
                                      Officer

                             POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Ben Farahi, as a true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments and registration statements filed pursuant to Rule
462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature          Title                                   Date
     ------------------ -----------------------------------     ----
     /S/ JOHN FARAHI    Co-Chairman of the Board of Directors,  March 27, 2002
     ------------------ Chief Executive Officer (Principal
     John Farahi        Executive Officer) and Director

     /S/ BOB FARAHI     Co-Chairman of the Board of Directors,  March 27, 2002
     ------------------ President and Director
     Bob Farahi






                                     -6-

     /S/ BEN FARAHI     Co-Chairman of the Board of Directors,  March 27, 2002
     ------------------ Secretary, Treasurer, Chief Financial
     Ben Farahi         Officer (Principal Financial Officer
                        and Principal Accounting Officer) and
                        Director

     /S/ CRAIG. F.
         SULLIVAN       Director                                March 27, 2002
     ------------------
     Craig F. Sullivan

     /S/ RONALD R.
         ZIDECK         Director                                March 27, 2002
     ------------------
     Ronald R. Zideck

     /S/ CHARLES W.
         SCHARER        Director                                March 27, 2002
     ------------------
     Charles W. Scharer





































                                     -7-

                                 EXHIBIT INDEX

Exhibit Number  Description                                               Page
--------------  ------------                                              ----
4.01............Form of Common Stock Certificate is incorporated herein by reference to the Company's Form S-1 registration
                statement (SEC File 33-64556), Part II, Item 16,
                Exhibit 4.01.
5.01............Opinion of Kummer Kaempfer Bonner & Renshaw regarding
                the legality of the securities being registered.              9
10.01...........Amended and Restated Monarch Resort & Casino, Inc. 1993
                Directors' Stock Option Plan incorporated herein by reference to the Company's Form 10-K report (SEC File 0-22088) for the fiscal year ended December 31, 1998, Item 14(c),
                Exhibit 4.02.
23.01...........Consent of Arthur Andersen, LLP.                             10

23.02...........Consent of Kummer Kaempfer Bonner & Renshaw (included in
                Exhibit 5.01).
24.01...........Power of Attorney (included on page 6).


































                                     -8-